Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (No. 333-259935) on Form S-8 and (No. 333-258338) on Form S-1 of Sunlight Financial Holdings Inc. of our report dated March 29, 2022, relating to the consolidated financial statements of Sunlight Financial Holdings Inc., appearing in this Annual Report on Form 10-K of Sunlight Financial Holdings Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

New York, New York
March 29, 2022